Exhibit 10.1

EXECUTION

COPY

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO  SECURITIES PURCHASE AGREEMENT (this “Amendment”) dated as of May 26, 2010, is by and between MISSION COMMUNITY BANCORP, a California corporation (the “Company”), and CARPENTER FUND MANAGER GP, LLC (the “Manager”) on behalf of and as General Partner of each of the following investment-related limited partnerships: Carpenter Community BancFund, L.P.; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Investors”), and amends that Securities Purchase Agreement by and between the Company and the Manager dated as December 22, 2009, as previously amended effective March 17, 2010 (the “Agreement”).

RECITALS

WHEREAS, the Agreement provides that the Company shall sell to the Investors, and the Manager shall cause the Investors to purchase from the Company, an aggregate of $5.2 million shares of Common Stock and Warrants at the Second Closing; and

WHEREAS, the Manager and the Company now wish to amend the Agreement to instead provide that the Manager shall cause the Investors to purchase an aggregate of $15.0 million of Common Stock and Warrants at the Second Closing and, in connection therewith, to change certain of the terms and conditions of such investment and to amend the terms of both the Warrants previously issued to the Investors at the First Closing (the “Existing Warrants”) and any other Warrants that may be issued under the Agreement to provide that such Warrants are exercisable for up to five years, rather than 10 years.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants in this Amendment and the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.  Amendments.

(a)  Section 2(c) of the Agreement is amended and restated in its entirety to read as follows:

(c)  Additional Purchase and Sale.  Following the First Closing, the Investors shall purchase from the Company, and the Company shall sell to each of the Investors, on the terms and subject to the conditions set forth herein, that number of shares of Common Stock and Warrants to purchase Common Stock set forth opposite the Investors’ names on Schedule 1 for the Subscription Amounts set forth therein.

(b)  Section 2(d) of the Agreement is amended and restated in its entirety to read as follows:

(d)  Second Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7, the closing of the purchase of the Securities pursuant to Section 2(c) (the “Second Closing”), if any, will occur at the San Francisco, California office of Bingham McCutchen LLP on June 15, 2010 or such other date that the parties may agree.  The day that the Second Closing occurs is the “Second Closing Date.”

(c)  Section 3(x) of the Agreement is deleted in its entirety.

(d)  Section 5(a)(i) of the Agreement is amended and restated in its entirety to read as follows:

(i)  A certificate of a senior officer of the Company on its behalf to the effect that (A) the representations and warranties of the Company in Section 3 are true and correct on and as of the Closing Date as if made on such date, except for representations and warranties made as of a specified date, which will be true and correct as of such specified date, and except, in all cases, as would not result in a Material Adverse Change, (B) the conditions set forth in Sections 7(a)(ii) and (iii), 7(b)(i)-(iv), (vii), and  (ix) have been satisfied in all material respects and (C) the Company has complied in all material respects with its obligations hereunder that are required to be complied with by it at or prior to the Closing;

(3)  Section 7(a)(iii) of the Agreement is amended and restated its entirety to read as follows;

(iii) The Company shall have received the written opinion, of a nationally recognized investment banking firm and in a form which are acceptable to Company and the Manager, in their sole discretion, that the terms of the Company’s sale of the Securities under this Agreement, as amended and in effect as of the applicable Closing Date, are fair to shareholders from a financial point of view.

(e)  Section 7(b)(x) of the Agreement is amended and restated in its entirety to read as follows: “(x) Reserved.”

(f)  Section 9(q) of the Agreement is amended and restated in its entirety to reads as follows:

(q)  Use of Proceeds.  Prior to transfer of the proceeds from the sale of Securities at the First Closing or the Second Closing to the Bank or any other party, the Company shall seek and obtain the consent of the Manager regarding the use of such proceeds, which shall not be unreasonably withheld.  The Company acknowledges that money damages and/or the indemnification provided hereunder would be both incalculable and insufficient remedies for any breach of this Section 9(q), and that any such breach would cause irreparable harm.  Accordingly, in the event of any breach or threatened breach of this Section 9(q), the Manager and the Investors, in addition to any other remedies available under this Agreement or at law or in equity that they may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

(g)  Schedule 1 to the Agreement is hereby amended and restated in its entirety as set forth in Annex A to this Amendment.

(h)  Section 3 of the Form of Warrant included as Exhibit A to the Agreement is hereby amended to change the reference to the “tenth anniversary of the Issue Date” to instead refer to “fifth anniversary of the Issue Date.”  The purpose of this amendment is to reduce the term during which Warrants are exercisable from 10 years to five years.

2.  Modification of Existing Warrants.   On the date of this Amendment the Manager, on behalf of each of the Investors, and the Company shall enter into a Warrant Modification Agreements in the form of Annex B  to this Agreement with respect to each of the Existing Warrants.

3.  Miscellaneous.

(a)  Representations and Warranties.  Each of the parties hereto represents and warrants to the other that (i) such party has all necessary power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly and validly executed and delivered by such party, and (iii) assuming the due authorization, execution and delivery of this Amendment by the other party, this Amendment constitutes the valid, binding agreement of such party, enforceable against such party in accordance with its terms.

(b)  No Other Amendments.  Except as expressly amended hereby, all of the terms and conditions of the Agreement shall continue in full force and effect.

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(c)  No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party under the Agreement or any provision thereof, and each party expressly reserves all such rights, power and remedies.

(d)  Interpretation.  The section headings contained in this Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.  Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

(e)  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

MISSION COMMUNITY BANCORP

By:	/s/ Anita M. Robinson
Anita M. Robinson,
President and Chief Executive Officer

CARPENTER FUND MANAGER GP, LLC, ON BEHALF OF, AND AS THE GENERAL PARTNER OF: CARPENTER COMMUNITY BANCFUND, L.P., CARPENTER COMMUNITY BANCFUND-A, L.P. AND CARPENTER COMMUNITY BANCFUND-CA, L.P.

By:	/s/ John D. Flemming
Name:	John D. Flemming
Title:	Managing Member

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Annex A to Amendment No. 2 to Securities Purchase Agreement

Schedule 1

First Closing:

			Aggregate
			Purchase Price
	Number of	Number of	for the Securities
Investor	Purchased Shares	Warrant Shares	(Subscription Price)

Carpenter Community BancFund, L.P.	62,104	65,078	$325,390.00

Carpenter Community BancFund-A, L.P	1,851,055	1,851,668	$9,258,340.00

Carpenter Community BancFund-CA, L.P.	86,841	83,254	$416,270.00

Total:	2,000,000	2,000,000	$10,000,000.00

Securities that may purchased at the Second Closing:

			Aggregate
			Purchase Price
	Number of	Number of	for the Securities
Investor	Purchased Shares	Warrant Shares	(Subscription Price)

Carpenter Community BancFund, L.P.

Carpenter Community BancFund-A, L.P

Carpenter Community BancFund-CA, L.P.

Total:	3,000,000	3,000,000	$15,000,000

Annex B to Amendment No. 2 to Securities Purchase Agreement

FORM OF

WARRANT MODIFICATION AGREEMENT

This WARRANT MODIFICATION AGREEMENT (the “Agreement”), dated as of May     , 2010 (the “Effective Date”), is made pursuant to the terms of Amendment No. 2 to the Securities Purchase Agreement made by and between Mission Community Bancorp, a California corporation (the “Company”), and Carpenter Fund Manager GP, LLC (the “Manager”) and supplements and amends that Warrant to purchase                    shares of common stock of the Company issued to Carpenter Community BancFund      , L.P.[-A][-CA] (the “Holder”) on April 27, 2010 (the “Warrant”).

WHEREAS, the Company and the Holder desire to amend certain terms of the Warrant by means of this Agreement to reduce the length of the term during which the Warrant may be exercise from 10 years to five years; and

WHEREAS, pursuant to the terms of Section 19 of the Warrant, the Company and the Holder have the power to amend and modify the terms of the Warrant.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Warrant shall have the respective meanings given to those terms in the Warrant.

2. Amendment to Warrant Agreement and Warrant Certificate(s). The Company and the Holder hereby agree that Section 3 of the Existing Warrant is hereby amend to change the reference to the “tenth anniversary of the Issue Date” to instead refer to the “fifth anniversary of the Issue Date.”  The purpose of this amendment is to reduce the term during which the warrant is exercisable by the Holder from 10 years to five years.

3. Effect of Agreement. This Agreement shall become effective upon the Effective Date.  Except as explicitly amended above, the Warrant shall remain in full force and effect.

4. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

6. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all of the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

“COMPANY”

MISSION COMMUNITY BANCORP

By:

Name:	Anita M. Robinson

Title:	President and Chief Executive Officer

“HOLDER”

CARPENTER FUND MANAGER GP, LLC,
ON BEHALF OF, AND AS THE GENERAL PARTNER OF
CARPENTER COMMUNITY BANCFUND , L.P.[-A][-CA]

By:

Name:
(Print)
Title:	Managing Member